Exhibit 10.1

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ENERGY MARKETING AGREEMENT
for
Electric Power

Between

DTE ENERGY TRADING, INC.
a Michigan corporation with offices at
414 South Main Street, Suite 200
Ann Arbor, MI 48104
Telephone:  (734) 887 - 2121
Fax:  (734) 887 - 2235

and

SUMMER ENERGY, LLC
a Texas LLC with an office at
800 Bering Drive, Ste. 250
Houston, TX 77057
Telephone: 713-375-2789
Fax: 713-493-7269

CONFIDENTIAL

Effective Date:  April 1, 2014

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

TABLE OF CONTENTS

Article 1 Definitions
Article 2 Nature of Relationship
Article 3 Purchase Contracts
Article 4 Sale Contracts
Article 5 Lockbox Agreement, Lockbox Account and Minimum balance
Article 6 Reporting Obligations / Audit Rights
Article 7 Fees
Article 8 Credit Support
Article 9 Insurance
Article 10  Master Netting Agreement
Article 11 New Opportunities and Non-Solicitation
Article 12 Licensing of Trademarks and Copyrighted Materials
Article 13 Representations and Warranties
Article 14 Indemnification
Article 15 Limitation of Liability
Article 16 Events of Default; Remedies
Article 17 Miscellaneous
1 4 8 10 11 14 16 17 17 19 19 20 20 21 21 21 23

Exhibits

Exhibit 1	ISDA Master Agreement
Exhibit 2	Pledge Agreement
Exhibit 3	Sale Contracts – End-user Base Agreement & Ordering Exhibit
Exhibit 4	Credit Agreement
Exhibit 5	Lockbox Agreement
Exhibit 6	Security Agreement
Exhibit 7	Approved Service Territories
Exhibit 8	Notices
Exhibit 9	Transfer Price Schedule

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

THIS ENERGY MARKETING AGREEMENT together with all exhibits and any written supplements hereto (collectively, the “Agreement”) is made and entered into as of this 1st day of April 2014 (the “Effective Date”), by and between DTE ENERGY TRADING, INC., a Michigan corporation (“Provider”), and SUMMER ENERGY, LLC, a Texas limited liability company (“Client”).  Each of Provider and Client may be referred to herein individually as a “Party” or collectively as “Parties”.

WHEREAS, Provider is engaged in the business of purchasing and selling electricity and ancillary services; and

WHEREAS, the Parties desire to enter into an arrangement whereby Client will purchase its electric power and associated services requirements from Provider, and Provider will provide to Client certain credit facilities to assist Client in the purchase of its electric power and associated services requirements from Provider and in Client’s sale of electric power and associated services to its various Customers, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1
“Affiliate” means, with respect to a Party, any other entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Party.  For this purpose, “control” means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

1.2	“Bad Debt” means “bad debt” as set forth in Section 166 of the Internal Revenue Code of 1986, as amended, along with Internal Revenue Service publication 535 entitled “Business Expenses.”

1.3
“Bank” means the third party financial institution or other institution legally permitted to administer lockbox and demand accounts that is a party to any lockbox agreement in place between the Parties.

1.4
“Bankrupt” or “Bankruptcy” means, with respect to a Person, (i) the commencement of any voluntary or involuntary case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to such Person, or seeking to adjudicate such Person a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to such Person or its debts, or (B) seeking

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

appointment of a receiver, trustee, custodian or other similar official for it, or for all or any substantial part of its assets, (ii)  the making of a general assignment for the benefit of such Person’s creditors; (iii) the inability of such Person to, or the admission by such Person of its inability to, pay its debts as they become due.

1.5
“Business Day” means any day except a Saturday, Sunday, or a Federal Reserve Bank holiday.  A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party’s principal place of business.  The relevant Party, in each instance unless otherwise specified, shall be the Party to whom the notice, Payment or delivery is being sent and by whom the notice or Payment or delivery is to be received.

1.6	“Credit Agreement” means the Credit Agreement dated as of the date hereof between Provider and Client in the form of the credit agreement attached hereto as Exhibit 4.

1.7	“Credit Documents” has the meaning set forth in the Credit Agreement.

1.8
“Customer” means as the context may require any of the following: (1) Residential Customer; (2) Small Commercial Customer; (3) Industrial Customer; (4) Governmental Entity and (5) Third-Party Purchaser.

1.9	“Event of Default” has the meaning set forth in Section 16.1.

1.10
“Full Requirements Service” means the full electricity requirements (including, without limitation, energy, resource adequacy requirements under the applicable independent system operator’s FERC accepted tariff, ancillary services and firm transmission service) of Client’s Customers.

1.11
“Governmental Entity” means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

1.12
“Gross Margin” means all Client revenues, less cost of goods sold, for any one month.  For the purposes of this definition, cost of goods sold shall mean all commodity charges and related commodity charges, transmission charges and related transmission charges and any other services provided under this Agreement.

1.13
“Industrial Customer” means any entity that is a purchaser of energy in excess of a total aggregate amount of eight thousand seven hundred and sixty (8,760) MWh per year, which has one or more operations sites located within the Specified Geographic Region and which agrees to purchase energy from Client.

1.14
“ISDA Master Agreement” means the International Swaps and Derivatives Association, Inc.’s pre-printed terms for the 2002 Master Agreement, the Schedule thereto and the ISDA published Physically Settled Power Transactions Annex thereto as modified by the Parties and to be executed concurrently herewith and attached hereto as Exhibit 1.

1.15	“Lockbox Account” has the meaning set forth in Section 5.1.

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1.16	“Load Serving Entity” or “LSE” means an entity that provides electric service to retail customers and wholesale customers. Load Serving Entities include REPs.

1.17	“Monthly Purchase Obligations” means, with respect to a specified calendar month, the aggregate Purchase Obligations incurred for such month.

1.18	“Monthly Sale Obligations” means, with respect to a specified calendar month, the aggregate Sale Obligations incurred for such month.

1.19	“MWh” means one megawatt hour.

1.20
“Payment” or “Payment Obligations” means, as the context may require, (i) any and all obligations incurred by a Party to transfer cash to the other Party, whether by netting or otherwise, under this Agreement and (ii) any and all obligations incurred by a Party to transfer cash to a third party in connection with its obligations under this Agreement.

1.21	“Pledge Agreement” has the meaning set forth in the Credit Agreement.

1.22
“Purchase Contract” means an agreement for the purchase of Full Requirements Service by Client from Provider, which such agreement has been entered into pursuant to and is governed by the ISDA Master Agreement solely for Client’s Customers.

1.23
“Purchase Obligation” means an obligation to purchase Full Requirements Service incurred by Client pursuant to a Purchase Contract.  Such obligations may be expressed in MWhs, in dollars or as a percentage of monthly delivery.

1.24
“Qualified Scheduling Entity” or “QSE” means a market participant that is qualified by ERCOT to submit Balanced Schedules and Ancillary Services (as defined in ERCOT’s tariff) bids and settle payments with ERCOT.

1.25
“REP” means an unregulated retail electric provider that is qualified by the Public Utility Commission of Texas (“PUCT”) and then certified by The Electric Reliability Council of Texas (“ERCOT”), or other utility in whose territory the energy services company will participate, to provide end-use consumption of natural gas and/or electric energy.

1.26	“Residential Customer” means any purchaser of Full Requirements Service for personal, non-commercial, non-industrial consumption from Client in the Specified Geographic Region.

1.27
“Sale Contract” means an agreement for the sale of Full Requirements Service by Client to a Customer, which has been entered into pursuant to and is governed by a contract substantially similar to Exhibit 3.

1.28	“Sale Obligation” means an obligation to sell Full Requirements Service incurred by Client pursuant to a Sale Contract. Such obligations may be expressed in MWhs or in dollars.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

1.29	“Security Agreement” has the meaning set forth in the Credit Agreement and is attached here to as Exhibit 6.

1.30	“Service Territory” means any of the approved NERC regions, ISOs and electric utilities listed in Exhibit 7.

1.31
“Small Commercial Customer” means an entity that is neither a residential nor industrial purchaser of Full Requirements Service up to a total aggregate of seven hundred and thirty (730) MWh per month or eight thousand seven hundred and sixty (8,760) MWh per year, which has one or more commercial operations located within the Specified Geographic Region and which agrees to purchase Full Requirements Service from Client.

1.32	“Specified Geographic Region” means the geographic service area that encompasses the Service Territory listed in Exhibit 7.

1.33
“Speculative Trading” means (i) any and all Trading, whether exchange based or over-the-counter, engaged in for the purpose of financial gain only or (ii) any and all Trading (a) not directly related to hedging, mitigating or locking in risks or (b) that creates a risk position with regard to market price or volume.

1.34
“Third-Party Purchaser” means an entity that agrees to purchase electric power and/or associated services from Client other than a Residential Customer; Small Commercial Customer or Governmental Entity.

1.35	“Third-Party Seller” means an entity other than Provider that agrees to sell electric power and/or associated services and/or transmission to Client through Provider.

1.36
“Trading” means the buying or selling of electric power and related products, including without limitation ancillary services and incurring any obligation to buy or sell electric power whether contingent or actual.

ARTICLE 2
NATURE OF RELATIONSHIP

The purpose of this Agreement is to establish a relationship between the Parties whereby (i) Provider will (a) sell Full Requirements Service to Client and (b) provide credit support to Client and, in exchange, (ii) Client will (b) purchase all of its Full Requirements Service from Provider, and (b) pay Provider fees for such services.  Without limiting the generality of the foregoing, the Parties agree to the following:

2.1	It is expressly understood and agreed that the relationship between Provider and Client described herein or established hereby is not a joint venture or a partnership.

2.2
Client agrees that it will be solely responsible for conducting and managing its day-to-day business activities, including without limitation Customer enrollments and de-enrollments, customer service, ERCOT settlements, transmission and distribution charge

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payments, and Customer collection activities and shall use commercially reasonable efforts to market electric power and associated services under this Agreement in the Service Territory.

2.3
Client shall be named as the purchaser in all Purchase Contracts and the seller in all Sale Contracts, and Client shall be solely responsible for the performance of its obligations under such contracts.  Except for obligations undertaken by Provider pursuant to Purchase Contracts between Provider and Client, Provider specifically disclaims any and all liability under such contracts and Client acknowledges and agrees that Provider shall have no liability under such contracts.

2.4
Provider shall not be subject to margining with respect to fixed-price hedges or physical fixed price supply with Client.  Provider shall provide applicable credit support in the bi-lateral market for transactions entered into to support this Agreement.  Client acknowledges that Provider and/or Provider’s Affiliates conduct all risk management activities on their own behalf.  Client further recognizes that neither Provider nor any of its Affiliates is currently registered as an “investment advisor” with the Securities and Exchange Commission or any state or federal regulatory agency or as a “commodity trading advisor” with the Commodity Futures Trading Commission or the National Futures Association, and neither Provider nor any of its Affiliates holds itself out generally to the public or to Client as such.

2.5
Client agrees not to misrepresent to third parties its relationship with Provider, as such relationship is described in this Agreement.  Provider shall have the right to review and approve any and all Client press releases mentioning or making reference to Provider or implying that Provider is associated with Client.  In the event that Provider determines in its sole, reasonably exercised discretion that Client has misrepresented its relationship with Provider under this Agreement, such misrepresentation shall be deemed to be an Event of Default.

2.6
It is expressly understood and agreed that nothing in this Agreement changes the employment relationship between Client and its employees, nor does it change the employment relationship between Provider and its employees.  Client’s employees, contractors, and agents are not employees, contractors and agents of Provider, and it is the Parties’ intent that nothing in this Agreement or in any other agreement shall be deemed to constitute or be construed as making Client’s employees, contractors and agents, employees, contractors or agents of Provider.  In addition, nothing in this Agreement or any other agreement shall be construed to create a joint or co-employment relationship between the Parties.  Client is solely responsible for any employment related costs and expenses associated with its employees including, but not limited to, recruiting, taxes, benefits, workers compensation, unemployment insurance, equipment, tools, materials, and supplies.

2.7	As a condition precedent to the effectiveness of this Agreement, Client shall have in

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place an acceptable statement of trading as determined in Provider’s sole and reasonable discretion and Client will have provided to Provider a copy of such statement of trading.

2.8
Client shall provide to Provider the right and shall request its bank to permit Provider such right, and documentation, including detail on account(s) transactions, requested, so as to view and monitor Client’s main or operational account(s) that Client will use to pay its debt obligations, including without limitation salaries and benefits allocations.

2.9
Provider will register a QSE account with ERCOT on Client’s behalf.  The QSE account will be used for scheduling daily bi-lateral transactions for Energy and Ancillary Services as well as financial settlements with ERCOT.

2.10
Provider will provide Client the opportunity to purchase financial and physical hedges, including New York Mercantile Exchange (“NYMEX”) futures, basis, call options, put options and ERCOT Market Clearing Price for Energy transactions, only for the benefit of Customers and potential Customers and as further provided for herein pursuant to the terms of the ISDA Master

Agreement.  Client shall purchase all of its financial and physical hedges through Provider.  Client shall not engage in any Speculative Trading and any such transaction shall be an Event of Default.  Pursuant to Article 6, Client shall provide to Provider documentation on a monthly basis to demonstrate and/or substantiate that all Purchase Obligations are aligned with offsetting Sales Contracts, provided, however, that from time to time Client may enter into such Purchase Obligations for the purpose of supplying potential Sales Contracts, which Client has a reasonable likelihood of signing and supplying during such time period.  Notwithstanding anything in this Agreement to the contrary, Client shall not carry any net long or short position in excess of XXXXX of its load obligations to its Customers.  Such net long or short position shall be an Event of Default.

2.11
Provider acknowledges that, with respect to hedging, Client, for its Customers, will require odd lots, as well as small quantities, and Client agrees that such odd lots and small quantities will be priced, accordingly.

2.12
Client agrees that, upon Provider’s request, Client shall transfer Client’s deposit accounts and all funds held therein to an account at a financial institution approved by Provider and Client, which such approval shall not be unreasonably withheld by either Party, from time to time during the term of this Agreement, but in no event more frequently than once per year commencing on the date Provider first requests such transfer.  Upon such request by Provider, Client represents and warrants that the deposit accounts the funds were transferred from are closed and that no other deposit account is opened other than the Provider requested accounts.

2.13	Client has entered into the third party billing service agreement, as may be amended from time to time (“XXXXX Agreement”), between Client and XXXXX.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

2.14
Client shall immediately provide written notice to Provider in the event of any material change in Client’s business, including without limitation, any litigation and/or regulation proceeding and/or threat of litigation and/or regulation proceeding, any Customer of Client that is involved in Bankruptcy or threat of Bankruptcy or any event obligating Client to file a claim or notice under its insurance policies as set forth in such policies.

2.15
Provider may request, and Client shall accommodate Provider during a Business Day and upon reasonable notice, to perform site visits to Client’s offices as part of Provider’s audit rights under this Agreement.

2.16
Provider may review and provide comments to Client with respect to the pro forma “Sale Contract” – End-user Base Agreement & Ordering Exhibit to be attached as Exhibit 3 hereto no later than thirty (30) days after the execution of this Agreement and such agreed to form shall be inserted as Exhibit 3.

2.17
Provider and Client will enter into the applicable ERCOT agreement(s) that transfer qualified scheduling entity rights and obligations to Provider, on terms acceptable to Provider, for the provision by Provider under this Agreement of credit support with the ERCOT.  Provider will not be required to provide any form of collateral other than a guaranty to ERCOT and such guaranty obligations shall not exceed XXXXX.  The foregoing is a condition precedent to the obligations of Provider under this Agreement.  Provider will pass through to Client all costs related to ERCOT, including without limitation all reserve requirements, other ancillary services and uplift charges.  The Parties agree that pass through costs are not a part of the Transfer Price.

2.18	Client’s anticipated capacity and energy requirements for the first two contract years are:

Contract Year	Capacity	Nominal Energy
1	XXXXX MW	XXXXX MWh
2	XXXXX MW	XXXXX MWh
3	XXXXX MW	XXXXX MWh

2.19	Client shall have a minimum take-or-pay load requirement of XXXXX MWh/yr.

2.20
All capacity to be charged by Provider to Client is embedded in the Transfer Price; provided however, that in the event the required capacity ever exceeds one hundred and twenty percent (120%) of energy demands, Provider will pass through the incremental cost.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ARTICLE 3
PURCHASE CONTRACTS

3.1
In order to obtain supply Full Requirements Service, Client shall enter into Purchase Contracts with Provider.  Client shall purchase directly from Provider one hundred percent (100%) of the Monthly Sale Obligations pursuant to the terms of a confirmation and the ISDA Master Agreement attached hereto as Exhibit 1.

3.2
Client will purchase its electric power and associated services requirements to service the Customers (i) directly from Provider pursuant to the ISDA Master Agreement to serve Customers of Client in respect of Full Requirements Service, (ii) indirectly from an Approved Third Party Seller through Provider pursuant to the arrangement described in this Section 3.2 below and (iii) directly from Provider, upon mutual agreement and pursuant to the ISDA Master Agreement, to serve customers of Client which are not in the Specified Geographic Region.

A.
If Client elects to purchase from Third Party Sellers, (which, for purposes of this Section 3.2, must be designated by Provider as “Approved Third Party Sellers”, as defined in Section 3.2(C), Client will be limited to a transaction that contains the same quantity, delivery point(s), delivery period and services as provided by Provider to Client.  Client will do so through Provider pursuant to the procedure described in this Section 3.2 and subject to a pass through fee of XXXXX per MWh in addition to the Transfer Price set forth in Section 7.2.  In such event, Client shall negotiate the terms and conditions of such purchase transactions with such Approved Third Party Seller and the Approved Third Party Seller must agree that Provider and not Client will actually purchase the electric power and if applicable associated services from the Approved Third Party Seller.  Such transactions shall be executed pursuant to the agreed upon terms of the transaction and shall be governed by the master agreement then in place between such Approved Third Party Seller and Provider.  No third party will be approved as an Approved Third Party Seller unless a master agreement exist between such third party and Provider and adequate credit is available.  If the Approved Third Party Seller so agrees to such transaction, then as the Approved Third Party Seller performs, Provider will simultaneously provide such performance to Client under the same or similar commercial terms previously negotiated with the Approved Third Party Seller and under the terms and conditions of this Agreement and the ISDA Master Agreement, including without limitation the XXXXX per MWh pass through fee and the Transfer Price set forth in Section 7.2.

B.	The following additional conditions shall apply to the purchase of electric power and/or associated services from an Approved Third Party Seller by Client:

(i)	any transaction with an Approved Third Party Seller shall be purchased on a cost plus basis for a term not to exceed the term of

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE.

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the Agreement, provided that such request is made by one of Client’s principals;

(ii)
in connection with Section 3.2(A), no Approved Third Party Seller transaction will be entered into for a quantity of greater than an overall limit of XXXXX MWh per month without the consent of Provider;

(iii)
Provider will verbally confirm the quantity under a transaction after Client provides notice to Provider that such transaction terms are agreed to.  Provider will then enter into the transaction and will be the confirming party in such transaction;

(iv)
all transactions must be communicated in writing to Provider from Client within two (2) hours of entering into the respective transaction and no later than two (2) hours prior to the scheduling deadline;

(v)
no real-time electric power and/or associated services will be provided by Provider for Client if the Approved Third Party Seller’s electric power and/or associated services is curtailed by Force Majeure (as defined in the ISDA Master Agreement), unless Provider, at its sole option, agrees to perform this service; and

(vi)	Client shall not enter into transactions for the purchase of electric power and/or associated services Service with more than XXXXX Approved Third Party Seller’s outstanding at any one time.

C.
Prior to negotiating a purchase with any Third-Party Seller, Client shall provide the name of such Third-Party Seller to Provider.  Provider may investigate the creditworthiness of each such Third-Party Seller and shall notify Client in writing of those Third-Party Sellers that satisfy Provider’s credit requirements (the “Approved Third Party Sellers”) and those that do not satisfy Provider’s credit requirements (the “Unapproved Third Party Sellers”).  Provider shall have the right to change its credit requirements at any time and such right shall be exercisable by Provider in its sole discretion and without prior notice to Client.  Provider shall have the right, upon written notice to Client, to change the status of any Third-Party Seller from an Approved Third Party Seller to an Unapproved Third Party Seller or vice versa.  There will be no Approved Third Party Seller electric power and/or associated services purchase unless a fully executed master agreement exists between Provider and Third Party Seller.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

D.
Provider shall use reasonable efforts to notify Client of the initial status of any Third-Party Seller within two (2) Business Days of Client’s first providing the name of such Third-Party Seller to Provider; provided, however, that failure of Provider to notify Client within such period shall not constitute or be construed as a designation of such Third-Party Seller as an Approved Third Party Seller.

3.3
Unless Client has obtained the prior written approval of Provider, the Monthly Purchase Obligations relating to any one (1) calendar month (exclusive of any Purchase Obligations incurred in any prior calendar month) shall not exceed XXXXX MWh per month (the “Monthly Purchase Limit”).  If, at any time, Client exceeds the then current Monthly Purchase Limit without Provider’s prior written approval, such occurrence shall be an Event of Default; provided, however, that Provider may, in its sole discretion, waive its rights that arise from such Event of Default and negotiate with Client to increase the Monthly Purchase Limit.  The Monthly Purchase Limit may be reviewed from time-to-time by Provider.  Provider and Client will negotiate in good faith to, increase the Monthly Purchase Limit as requested by Client; provided, however, that no such increase shall be effective unless it is evidenced in a writing signed by Provider and Client.

ARTICLE 4
SALE CONTRACTS

4.1	In order to sell Full Requirements Service, Client will enter into Sale Contracts with its Customers, subject to the terms and conditions relating to Sales Contracts set forth below.

4.2	With respect to Sale Contracts between Client and its Customers:

a.
Client shall use the form of agreement depicted in Exhibit 3 (this form of agreement shall have been approved by Provider prior to the execution of this Agreement).  If, at any time, Client desires to change the form of agreement it offers to its Customers, Client shall request that Provider review and approve the new proposed form and shall obtain approval from the applicable regulatory body having jurisdiction over such agreement.  Upon agreement of both Parties as to the new agreement form, the Parties shall execute a written amendment to this Agreement whereby the new form shall replace the form of agreement currently depicted in Exhibit 3.  Notwithstanding the foregoing, Provider may request changes to the form of agreement that Client offers to its Customers and subject to applicable regulatory approval, Client shall use its best efforts to accommodate Provider’s request.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE.

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b.	Provider shall have review and approval rights of all Sale Contracts for Customers purchasing the equivalent of, or greater than, XXXXX MWh per day.

c.
Client shall be responsible for ensuring that all amounts due from Customers in connection with any Sale Contract are invoiced.  Client shall ensure that all payments from Customers shall be delivered to the Lockbox Account.

ARTICLE 5
LOCKBOX AGREEMENT, LOCKBOX ACCOUNT AND MINIMUM
BALANCE

5.1
Provider, Client and Bank have executed a Lockbox and Security Agreement dated [____________], a copy of which is attached hereto as Exhibit 5 (the “Lockbox Agreement”).  Such Lockbox Agreement shall be incorporated by reference in, and made part of, this Agreement.  Pursuant to the terms of the Lockbox Agreement, Client has established a demand deposit account (account number XXXXX) (the “Lockbox Account”) for the deposit of funds received by Client pursuant to Sale Contracts and for the disbursement of such funds to Client and to Provider as described in Section 5.5 below.  The Parties agree that the execution of the Lockbox Agreement and the establishment of the Lockbox Account shall be conditions precedent to the execution of this Agreement.

5.2
All references in this Agreement to the “Lockbox Account” shall be deemed to be references to the account established pursuant to the Lockbox Agreement, irrespective of any differences in the terminology between this Agreement and the Lockbox Agreement.

5.3
The Lockbox Account shall be maintained during the entire term of this Agreement.  Notwithstanding anything to the contrary in any other agreement between the Parties, Client shall be responsible for all fees and service charges relating to the Lockbox Account.

5.4
As stated in Section 4.2(c), all Sale Contracts must specify that all payments due to Client thereunder must be deposited into the Lockbox Account.  No other accounts will be maintained by Client for deposit of funds.

5.5	Disbursements from the Lockbox Account shall be made pursuant to the following, subject to the terms and conditions of the Credit Agreement:

a.
All disbursements shall require a written request from an authorized representative of Client and a written approval of such request by Provider.  However, upon the occurrence of an Event of Default, Provider may authorize the Bank to disburse funds from the Lockbox Account to satisfy any outstanding obligations of Client to Provider.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

b.
Provider shall invoice Client for all fees under this Agreement each month during the term of this Agreement.  Provider may net all fees due Provider from the Lockbox Account.  If the Lockbox Account contains insufficient funds to completely satisfy any such Provider invoice, Provider may extend Client’s Payment due date with interest accruing at the commencement of such extension in accordance with the Credit Agreement or Client may request a Commodity Loan in accordance with the Credit Agreement.

c.
Client shall have the obligation to initiate with Provider the request for disbursements from the Lockbox Account to Client’s transmission and distribution utility providers and any other entities to which Client owes Payment.  Client shall notify Provider of any such request no later than 12:00 p.m. CST three (3) Business Days prior to the requested date of Payment.

d.
Client shall issue to Provider an estimate of Client’s Gross Margin before or on XXXXX.  Such estimate shall request disbursement of Client’s monthly Gross Margin generated from the previous month’s billed revenue and be accompanied by supporting documentation.  The estimate shall also include a reconciliation of the previous month’s estimated Gross Margin, or the amount authorized by Provider, and the actual Gross Margin received into the Lockbox.  Provider shall approve the requested disbursement at such time Provider satisfies itself that the documentation provided by Client supports such estimate.  Provider shall decide whether such documentation supports the estimate by the close of business on the 30th of the month Client issues such estimate to Provider or no less than ten (10) calendar days after receipt of such estimate, whichever provides Provider the longer period of review.  Should Provider decide that the supporting documentation does not support the estimated amount, Provider shall agree to authorize disbursement, in its sole discretion, to Client in an amount that the documentation does support on the Business Day following the 30th of such month or ten (10) days from receipt of the applicable estimate, whichever period is longer or, in the event that Provider is satisfied, in its sole and reasonable discretion, that the documentation supports such requested amount, such amount shall be authorized for disbursement to Client.

e.
Notwithstanding the foregoing Section 5.5d., on a monthly basis, after all Payments referenced in Sections 5.5b. and c. above have been paid, and to the extent there exist no other claims by Provider related to amounts owed by Client to Provider or by third parties, then all remaining Gross Margin shall be distributed to Client.  Provider agrees to authorize the release and disbursement of such funds to Client as requested by Client pursuant to this subsection 5.5e.

5.6	In the event interest accrues on the amounts held in the Lockbox Account and/or against

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

the Minimum Balance (as defined below), Client shall be entitled to such interest and Provider agrees to authorize disbursements of such accrued interest to Client from time to time upon request by Client only so long as (i) Client has no current outstanding Payment Obligations to Provider not covered by the Lockbox Account balance, (ii) neither Party anticipates aggregate Payment Obligations by Client to Provider beyond the Lockbox Account and Minimum Balance balances for the subsequent month and (iii) Client is maintaining the Minimum Balance and no future draw or sweep on such account is anticipated by Provider.

5.7
Neither Party shall make any modifications to the Lockbox Account or the Lockbox Agreement without the prior written consent of the other Party.  This provision shall survive the termination of this Agreement until all payment obligations, including, without limitation, all obligations, whether paid or released, under all Credit Guaranties due to Provider from Client, have been fully and finally paid.  Failure to adhere to this provision shall be deemed to be an Event of Default.

5.8
Client shall be responsible for all volumetric and financial accounting with respect to the transactions entered into pursuant to this Agreement.  Within ten (10) days after the end of each calendar month during the term of this Agreement, Client shall deliver to Provider an accounting setting forth the beginning and ending balances in the Lockbox Account, together with a description (including amount) of each transaction conducted in connection with this Agreement for the period referenced.

5.9
Client shall maintain a cash reserve in the Lockbox Account.  Client shall be responsible for maintaining a minimum balance cash reserve (“Minimum Balance”) as determined from time to time in the sole and absolute discretion of Provider.  On the date Provider provides notice to Client for the initial Minimum Balance, Client shall fund the Minimum Balance in the amount required by Provider no later than two Business Days after such request.  As of the Effective Date, the Minimum Balance required to be funded is XXXXX of Client’s annual estimated levelized receivables for the first XXXXX following the Effective Date and Provider, in its sole discretion, may reset such percentage for each rolling three month period1 following the Effective Date to account for load, Customer payment and price volatility.  Any reset shall be based on an annual levelized estimate of receivables from such reset date.  In order to assist Provider in calculating any reset, on or before the twentieth (20th) day of each month, Client shall provide Provider an annual estimate of billed and unbilled receivables broken down by month to be reviewed by Provider.  Such estimate shall commence with the month2 following the provision of the estimate.  Should Provider adjust the Minimum Balance upward, Client shall have ten

1 By way of example only, if the Effective Date is January 1, 2014, then each calendar quarter would equal a three month rolling period.
2 By way of example only, if such estimate is provided on March 20th, then the estimate will commence with April and the estimate will represent April 1st through March 30th.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(10) days to fund the incremental amount.  Should Provider adjust the Minimum Balance downward, Client may request such decreased amount in a Gross Margin request.  XXXXX “Qualified Institution” means a commercial bank or trust company organized under the laws of the United States or a political subdivision thereof or foreign bank with a US branch office, with (i) a Credit Rating of at least (a) “A-” by S&P and “A3” by Moody’s, if such entity is rated by both S&P and Moody’s or (b) “A-” by S&P or “A3” by Moody’s, if such entity is rated by either S&P and Moody’s, but not both, and (ii) having a capital and surplus of at least $1,000,000,000.  “Credit Rating” shall mean with respect to an entity, the respective ratings then assigned to its unsecured, senior long-term debt or deposit obligations, not supported by third party credit enhancement, by S&P or by Moody’s or if such entity does not have a rating for its unsecured, long-term debt, then the rating assigned to such entity as its issuer credit rating (corporate credit rating) by S&P or issuer rating by Moody’s.  “Moody’s” means Moody’s Investors Service, Inc. or a successor (if any).  “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or a successor (if any).

5.10
Client shall be allowed to withdraw funds from the Minimum Balance solely to cover Bad Debt write-offs by Client after receiving approval and authorization from Provider.  Any funds for the Minimum Balance used to cover such Bad Debt write-offs shall be replenished in the account during the next billing period between Provider and Client.

ARTICLE 6
REPORTING OBLIGATIONS / AUDIT RIGHTS

6.1
By 5:00 p.m. Eastern Prevailing Time on the 10th Business Day of each calendar month during the term of this Agreement, Client shall submit to Provider electronically (in Excel format or other acceptable format to Provider), a report containing the following information, expressed in both dollars and applicable units, with respect to obligations Client incurred in the immediately preceding month:

a.	the Monthly Sale Obligations (including, the markets, market volumes, prices, and aggregate monetary obligations associated therewith); and

b.	the Monthly Purchase Obligations (including, the suppliers, supply volumes, prices, and aggregate monetary obligations associated therewith).

6.2
By 5:00 p.m. Eastern Prevailing Time on the 10th Business Day of each calendar month or within two (2) Business Days of a request by Provider during the term of this Agreement, Client shall submit to Provider electronically (in Excel format or other acceptable format to Provider), a position report containing net short or long open

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

positions in MWhs for fixed priced transactions, including ancillary services, which can be hedged.

6.3
If applicable, at the request of Provider, Client shall grant Provider access to Client’s electronic bulletin board nomination ERCOT Market Data scheduling account with utilities or other entities; provided, however, that such access shall be only for purposes of allowing Provider to monitor and review activity by Client on such electronic bulletin boards, unless Provider is providing scheduling services for Client in which case Provider

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

shall have full rights to schedule deliveries and receipts of electric power or manage associated services in respect of such electric power.

6.4
Client hereby grants to Provider the right to audit and review Client’s contracts, books and records, together with any supporting documentation from time to time during the term of this Agreement and thereafter for the applicable period of time in which Provider is subject to a tax audit by applicable federal, state or local taxing authorities.

6.5
Client shall provide to Provider, at Provider’s request, any and all other information with respect to Client’s business that Provider may request from time to time and Client shall provide such information in a format and on a schedule acceptable to Provider in its sole discretion.

6.6	The reporting obligations under this Article are in addition to any and all reporting obligations that may be set forth in the Credit Agreement.

ARTICLE 7
FEES

Provider shall invoice Client for the fees described in Sections 7.1 and 7.2 on or about the eighth day of each calendar month during the term of this Agreement.  All other Client Payment Obligations to Provider shall be invoiced in accordance with their respective Payment provisions or provisions herein.  Payment of such fees by Client shall be due on the XXXXX day of the month in which such invoice is received; or if such day is not a Business Day, then the next following Business Day.  All amounts invoiced to Client by Provider or any part thereof that falls past due shall accrue interest at the default rate of interest set forth in the Credit Agreement.

7.1	Administrative Fee

The Parties acknowledge that Provider will incur significant administrative costs in connection with providing services to Client pursuant to this Agreement.  In consideration for Provider providing such services to Client, Client agrees to pay Provider an administrative fee in the amount of XXXXX per month (“Administrative Fee”) for each calendar month or partial calendar month during the term of this Agreement.

7.2	Transfer Price

The Parties shall be subject to transfer pricing as set forth in Exhibit 9 with respect to Full Requirements Service invoices from Provider to Client.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION. XXXXX INDICATES REDACTED LANGUAGE.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ARTICLE 8
CREDIT SUPPORT

In order to assist Client in the purchase of Full Requirements Service pursuant to this Agreement and its sale to Customers, Provider may, in its sole and absolute discretion, provide certain credit facilities to Client in accordance with, and subject to the terms and conditions of, the Credit Agreement.  All of Client’s obligations with respect to such credit facilities and all of its obligations hereunder shall be secured by a first lien and security interest on all of Client’s assets pursuant to the Security Agreement and by a first priority pledge of all of the outstanding interest of Client pursuant to the Pledge Agreement.  In the event of any conflict or inconsistency between the provisions of this Agreement on the one hand and the Credit Agreement and other Credit Documents on the other, the provisions of the Credit Agreement and other Credit Documents shall control.

ARTICLE 9
INSURANCE

A.           Insurance Disclosure Obligations by Client.

Client shall obtain and maintain in effect during the term of this Agreement and the obligations therein the insurance coverages specified below.  All insurance obtained by Client pursuant to this Article 9 shall conform to the requirements and conditions specified below.

(1)      Disclosure.

Client shall ensure that full and timely disclosure is made to Provider and its insurance brokers of:

a.
all information which may be material to the insurers providing insurance coverage in respect of any risk relating to the Client’s business or this Agreement (the “Insurers”), and where Client is an insured, all information specifically requested to be disclosed from time to time;

b.	all material information which insurance brokers, in relation to the relevant policy, request for disclosure to the Insurers; and

c.
all other information, including any changes in the information previously provided, which Client acting in accordance with good trading and marketing practices, good business practices and in good faith could reasonably consider to be material to the relevant insurance coverage.

(2)           Deductibles.  Client shall be liable for any and all deductibles for insurance required by it under this Section 9(A).

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

B.           Insurance Obtained and Maintained By Client.

Client shall provide and maintain in full force and effect, at Client’s expense, the following insurance coverages, which shall be effective within ten (10) calendar days following the execution of this Agreement, and shall continue throughout the term of this Agreement and completion of any outstanding obligations under this Agreement.

(1)      Third Party Liability.

Client shall obtain and maintain third party liability insurance written on either (i) an occurrence basis, or (ii) a claims made basis under coverage that is reasonably satisfactory to the Parties, with a combined single limit of $2,000,000 per occurrence.

The terms of the policy coverage shall include premises/operations, collapse, blanket contractual liability, and personal injury.  Provider shall be named as an additional insured under such policy.

(2)      Worker’s Compensation and Employer’s Liability.

To the extent required by law, Client shall provide and maintain at all times workers’ compensation with statutory limits and employer’s liability insurance with limits not less than $1 million with respect to any of its employees.

(3)      Automobile Liability.

To the extent required by law, Client shall maintain automobile liability insurance for its owned (if any), hired and non-owned automotive equipment.  For hired and non-owned automobile liability, Client shall obtain and maintain coverage written on either (i) an occurrence basis, or (ii) a claims made basis, that is reasonably satisfactory to the Parties, with a combined single limit of $2,000,000 per occurrence.

(4)      Employee Dishonesty.

Client shall obtain and maintain employee dishonesty insurance coverage written on either (i) an occurrence basis, or (ii) a claims made basis under coverage that is reasonably satisfactory to the Parties, with a combined single limit of $250,000 per occurrence.

(5)      Other Covereage.

Client shall provide any other insurance required by any law or regulation.

C.           Notice of Cancellation.

All such policies shall provide, except as noted elsewhere herein, sixty (60) days’ written notice by the insurance carrier to Client and Provider in the event of cancellation, material change, or non-renewal, with the exception of nonpayment of premium, in which case no less than thirty (30) days written notice shall be provided.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

D.           Severability of Interest.

All insurance required under this Agreement shall include a requirement that substantially states:

Each of the several insureds or named insureds covered by a policy shall have the same protection as if the policy had been issued individually to the insured or named insured; provided, that the inclusion under the policy of more than one insured shall not operate to increase the total liability of the insurer beyond the limit of liability stated in the policy.

E.           Evidence of Insurance/Rights to Inspect, Review and Compliance.

a.
Prior to the execution of this Agreement, Client shall provide Provider with certificates of insurance, executed by an authorized representative of Client’s insurance carrier or broker, evidencing the coverages obtained by Client as required in this Agreement.  Provider shall have the right but not the duty to inspect and review any policies provided pursuant to this Agreement.

b.
If Client fails to comply with its obligations under this Article 9, Provider shall have the right, but not the duty, to furnish or arrange, at its own expense, all or any part of the insurance required of Client and recover all associated costs from sums due or which may become due.  Failure to comply with this Article 9 shall be an Event of Default.

ARTICLE 10
MASTER NETTING AGREEMENT

It is explicitly understood that this Agreement constitutes a master netting agreement as defined within the meaning of the United States Bankruptcy Code, as amended.

ARTICLE 11
NEW OPPORTUNITIES AND NON-SOLICITATION

To the extent the Parties agree that they want additional services to be provided under this Agreement, the terms and conditions related to the provision of such additional services shall be included in a written amendment to this Agreement, which shall be executed by both Parties.  Further, in consideration for the prices and fees quoted for provision of the services described herein, Client agrees that during the term of this Agreement, Client shall not solicit or enter into any similar arrangements or agreements with any third party for services substantially similar to those described in this Agreement.  Provider may enter into arrangements or agreements related to services substantially similar to those described in this Agreement with other third parties that conduct a similar business.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ARTICLE 12
LICENSING OF TRADEMARKS AND COPYRIGHTED MATERIALS

Provider does not permit Client to use any trademarks and/or copyrighted materials relating to this Agreement, Provider and Provider’s Affiliates; provided, however, that Client may request use of such material in writing and Provider will review such request and make a determination as to any use of such material in its sole and absolute discretion.  It is understood and agreed that if Provider provides a license to use such materials, Provider will maintain full and complete ownership of all such trademarks and copyrighted materials.  Further, Client agrees to enter into trademark license agreements or other agreements as may be necessary or appropriate to protect Provider’s and/or its Affiliates trademark ownership, rights and interests.

ARTICLE 13
REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that:  (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) it has all regulatory authorizations necessary for it to legally perform its obligations under this Agreement and each transaction contemplated hereunder; (iii) the execution, delivery and performance of this Agreement is within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it; (iv) this Agreement and each other document executed and delivered in accordance with this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; subject to any defenses pertaining to Bankruptcy, insolvency, reorganization, and other laws affecting creditors’ rights generally; (v) it is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in it being or becoming Bankrupt; (vi) there is not pending or, to its knowledge, threatened against it or any of its Affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Agreement; (vii) no Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement; (viii) it is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of, and understands and accepts, the terms, conditions and risks of this Agreement; and (ix) that all other representations and warranties in the Exhibits with respect to, in connection with and arising out of this Agreement are true and are hereby incorporated by reference into this Agreement.

Client represents and warrants to Provider that it is, and at all times, has been and will be in compliance with all applicable federal, state, and local laws, orders, ordinances, rules and regulations in its operations and in performing its obligations under this Agreement.  Client agrees to take all reasonable actions to ensure its and its employees’ compliance with all applicable federal, state and local employment laws and employee benefit laws.  Client also agrees it will take all reasonable actions to ensure its and its employees’ compliance with all applicable federal, state and local employment laws with regard to Client’s employees.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ARTICLE 14
INDEMNIFICATION

Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party, its Affiliates, and their respective directors, officers, agents and employees against any and all third party claims, actions, damages, and expenses (including reasonable attorneys’ fees) arising out of or relating to the actions or inactions of the Indemnifying Party or its personnel in connection with this Agreement, except to the extent caused by the other Party’s willful misconduct or gross negligence.

ARTICLE 15
LIMITATION OF LIABILITY

FOR BREACH OF ANY PROVISION OF THIS AGREEMENT FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED.  IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED.  UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT OR WARRANTY.  IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE.

ARTICLE 16
EVENTS OF DEFAULT; REMEDIES

16.1	An “Event of Default” shall mean, with respect to a Party (the “Defaulting Party”), the occurrence of any of the following or as otherwise provided in this Agreement:

a.
the failure of a Party to perform any of its material covenants or obligations set forth in this Agreement, any Purchase Contract or Sale Contract or any other agreement between the Parties entered into pursuant to or otherwise related to this

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

b.
Agreement, other than as expressly provided elsewhere in this Section 16.1, and the continuation of such failure for two (2) Business Days after notice thereof is given by the other Party to the Defaulting Party;

c.
the occurrence of an event described as an “event of default” in this Energy Marketing Agreement, in any Purchase Contract or Sale Contract, in the ISDA Master Agreement, in the Credit Agreement or in any other agreement between the Parties entered into pursuant to or otherwise related to this Agreement;

d.	the failure to make, when due, any Payment required pursuant to this Agreement if such failure is not remedied within two (2) Business Days after receipt of written notice;

e.	any representation or warranty made by a Party herein is false or misleading in any material respect when made or when deemed made;

f.
the Party files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or cause under any Bankruptcy or similar law for the protection of creditors or has such petition filed or proceeding commenced against it, the Party otherwise becomes Bankrupt or insolvent (however evidenced), the Party makes an assignment or any general arrangement for the benefit of creditors or the Party is dissolved or has a resolution passed for its winding up or liquidation;

g.
such Party consolidates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party;

h.	if Client fails to provide adequate security for or assurance of its ability to perform its obligations under any transaction within two (2) Business Days of a written request by Provider;

i.	if Client fails to comply with Section 2.8 of this Agreement;

j.	a Party defaults under any contract between the Parties, including but not limited to, the ISDA Master Agreement or otherwise;

k.	if Client undertakes any Speculative Trading;

l.	if Client fails to maintain its REP status; and

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

m.           if Client defaults under the XXXXX Agreement is otherwise terminated for any reason whatsoever.

16.2
If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing, then the other Party (the “Non-Defaulting Party”), shall have the right, at its option, to (i) designate a day (“Early Termination Date”), no earlier than the day such notice is effective and no later than twenty (20) days after such notice is effective, on which date this Agreement and all agreements between the Parties entered into pursuant hereto shall be terminated, without, however, affecting any liabilities of the Parties accrued hereunder or thereunder before the Early Termination Date, (ii) to accelerate all amounts owing between the Parties under this Agreement and all agreements between the Parties entered into pursuant hereto, (iii) withhold any Payments due to the Defaulting Party under this Agreement and all agreements between the Parties entered into pursuant hereto, (iv) suspend further performance under this Agreement and all agreements between the Parties entered into pursuant hereto and (v) exercise any and all rights and remedies provided in the Credit Agreement or the other Credit Documents.

ARTICLE 17
MISCELLANEOUS

17.1	Term

Unless terminated earlier pursuant to Section 16.2, this Agreement shall remain in full force and effect from the Effective Date through three “contract years”, and shall be automatically extended an additional six (6) months every six (6) months commencing six (6) months following the Effective Date, until terminated by either Party with no less than ninety (90) days and no greater than one hundred and twenty (120) days written notice to the other Party prior to the beginning of each contract year.  Such termination shall not affect or excuse the performance of either Party under any provision of this Agreement that by its terms survives such termination.  Further, such termination shall not affect or excuse the performance by either Party under this Agreement or any agreement between the Parties entered into pursuant hereto related to obligations which were undertaken prior to such termination and which remain unperformed at the time of such termination.  For the purpose of a “contract year” under this Agreement, a contract year will commence on the first day of the prompt month following the Effective Date.

17.2	Return of Documents and Information

Upon the termination or expiration of this Agreement pursuant to Sections 16.2 and 17.1, respectively, each Party shall return or destroy, and certify such destruction, all documents, data, and Information belonging to the other Party and shall cooperate fully to ensure that the termination of this Agreement and the transition is accomplished in an efficient and businesslike manner.  One copy of all such documents, data and Information

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

belonging to a disclosing Party may be retained for record-keeping purposes by the other Party’s counsel and may be retained to maintain compliance with any regulatory record keeping requirements.

17.3	Notices

Except as otherwise provided herein, all notices to be served under this Agreement shall be in writing and shall be deemed effectively given (i) when personally delivered, (ii) when received by documented overnight delivery service, (iii) when received by facsimile or other electronic means (to the extent that receipt is confirmed), or (iv) on the US Postal Service date stamp indicated on the return receipt for notices deposited as certified or registered mail, return receipt requested, in the United States mail, with postage prepaid thereon, to the individual(s) designated by each Party on Exhibit 8 with respect to the activities specified thereon.

17.4	Assignment

The provisions of this Agreement will be binding upon and inure to the benefit of the successors and assigns of each of the Parties hereto.  Client may not assign this Agreement to any other person or entity without the prior written consent of Provider.

Client hereby represents and warrants that all Purchase Contracts and Sale Contracts along with all other applicable agreements related to Client’s business are and shall be freely assignable to Provider upon the occurrence of an Event of Default.  The foregoing representation and warranty is a material provision to this Agreement.

17.5	Entire Agreement; Amendments

Except for additional agreements between the Parties expressly referenced herein (the execution of which the Parties acknowledge will occur sometime after the execution of this Agreement), this Agreement contains the entire understanding and agreement of the Parties and shall form a single integrated agreement between the Parties.  This Agreement may be modified, altered or amended only by an agreement in writing, signed by both Parties.

17.6	Waiver

No waiver of any provision of this Agreement shall be valid or enforceable unless in writing and signed by the Party against whom enforcement of the waiver is sought.  The waiver of any provision of this Agreement, at any time, by either Party, shall not constitute a waiver of future compliance with such provision or a waiver of compliance with any other provision of this Agreement.

17.7	Governing Law; Jurisdiction; Jury Trial

This Agreement and all disputes arising hereunder shall be subject to, governed by, and construed in accordance with the laws of the State of New York or the laws of the United

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

States, as applicable, as if executed and to be performed wholly within the State of New York.  The Parties hereby agree to exclusive jurisdiction in the state and federal courts (“Courts”) of Detroit, Michigan and irrevocably waive any objections which they may have now or hereafter to (i) the personal or subject matter jurisdiction of the Courts, (ii) the venue of any proceedings brought in the Courts, and (iii) that such proceedings have been brought in a non-convenient forum.  Any final judgment (after appeal or expiration of time for appeal) entered by such Court shall be conclusive and binding upon the Parties and may be enforced in the Courts or any other jurisdiction to the fullest extent permitted by law.  THE CLIENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

17.8	Severability

Except as otherwise set forth herein, in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, all other provisions of this Agreement shall remain enforceable to the fullest extent permitted by law.

17.9	Confidentiality

Each Party acknowledges that during the term of this Agreement, it will have access to and receive oral and written information concerning the other Party and the transactions entered into pursuant to or otherwise related to this Agreement (collectively, the “Information”).  Each Party hereby agrees that it will use the Information solely for the purposes related to this Agreement.  Each Party hereby further agrees that, unless required by applicable law, order, or rule or unless required to enforce or protect its rights under this Agreement, it will not disclose any of the Information to any third party other than such Party’s employees, Affiliates, lenders, counsel, accountants, or other advisors.  Each Party further agrees that it will notify the other Party of any proceeding of which it is aware that may result in disclosure of Information and shall use reasonable efforts to prevent or limit such disclosure.

Provider and Client agree that from time to time and at Provider’s sole discretion, Provider may provide to Client certain reports, analyses, projections, forecasts or other similar information in whatever form prepared, summarized or compiled by third parties (“Reports”).  Client acknowledges and understands that:

a.
in the event Provider provides any Reports, such service is performed at no cost to Client and if a Report is provided, it is provided outside the scope of any and all Provider obligations under this Agreement or any other agreement and done so strictly on a pass through basis;

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

b.	Provider has not read, reviewed or commented on the Reports and is merely passing on the Reports;

c.	the Reports simply represent another source of information that Client will, in its own business discretion, use and analyze as it sees fit;

d.
Provider does not make any warranties or representations as to the accuracy or correctness of any information contained in the Reports and hereby provides all Reports, if any, on an “AS IS”, “WHERE IS” basis “WITH ALL FAULTS” and hereby disclaims any and all express and implied warranties and NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY;

e.
Provider hereby disclaims any and all liability, including without limitation, loss of profit or revenues, cost of capital, cost of substitute services, facilities, downtime costs, claims of Client’s Customers for such damages, or for any other consequential, incidental, indirect, exemplary or punitive damages whether a claim is brought in contract, indemnity, warranty, tort (including without limitation simple and/or gross negligence), strict liability or otherwise arising from the Reports; and

f.	Client agrees to indemnify, defend and hold harmless Provider for any and all claims brought with respect to, or related to, the Reports.

17.10	Good Faith and Further Assurances

The Parties expressly accept their respective responsibility of good faith and for fair dealing with regard to their obligations under this Agreement and agree to take such further actions and execute such further documents as may be reasonably necessary or appropriate to complete the transactions contemplated hereunder.  Further, the Parties agree to execute such additional documents, instruments, or agreements, (including amendments to this Agreement), and take such further action as Provider may deem reasonably necessary to cure any error or omission, to perfect any security interest granted by Client, to comply with applicable law or regulation or otherwise effectuate the provisions or purposes of this Agreement.

17.11	Headings, Exhibits

The headings used for the sections and articles herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement.  Any and all Exhibits referenced in this Agreement shall be incorporated herein by reference and shall be deemed to be an integral part hereof.

17.12	Counterparts

This Agreement may be executed and acknowledged in multiple counterparts and by different Parties in separate counterparts, each of which shall be an original and all of

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

which when taken together shall be and constitute one and the same instrument.

17.13	Singular/Plural

Words importing the singular only also include the plural, and vice versa, where the context requires.

17.14	Ambiguities, Conflicts and Inconsistencies

Client shall promptly notify Provider in writing of any apparent ambiguity or conflict or inconsistency among any of the documents within the Agreement or parts thereof.  The Parties will then meet to resolve such conflict, ambiguity or inconsistency.  For purposes of resolution of any ambiguity, conflict or inconsistency, the order of precedence of the documents in the Agreement shall be as follows unless otherwise specified in this Agreement:

(i)	Credit Agreement

(ii)	Energy Marketing Agreement;

(ii)           ISDA Master Agreement;

(iii)	Transfer Price Schedule; and

(iv)	Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year set forth above.

DTE ENERGY TRADING, INC.	SUMMER ENERGY, LLC
By: /s/ Michael Hunt	By: /s/ Neil Leibman
Name: Michael Hunt	Name: Neil Leibman
Title: Vice President	Title: CEO –Summer Energy

4/23/2014

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit 1

ISDA Master Agreement

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit 2

Pledge Agreement

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit 3

“Sale Contract” – End-user Base Agreement & Ordering Exhibit

Exhibit 4

Credit Agreement

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit 5

Lockbox Agreement

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit 6

Security Agreement

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit 7

Approved Service Territories

Approved NERC Regions / ISOs and Utilities	States
1. ERCOT	Texas

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit 8

Notices

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit 9

Transfer Price Schedule

Provider’s offer price plus XXXXX/MWh for all Full Requirements Service.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.